UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT		59116
(Address of Principal Executive Offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 8, 2019, First Interstate BancSystem, Inc. (“First Interstate”) and First Interstate Bank completed their previously announced acquisition of Idaho Independent Bank, an Idaho chartered bank (“IIBK”), pursuant to the Agreement and Plan of Merger, dated as of October 11, 2018 (the “Merger Agreement”), by and among First Interstate, First Interstate Bank and IIBK. Under the terms of the Merger Agreement, IIBK merged with and into First Interstate Bank (the “Merger”), with First Interstate Bank being the surviving bank of the Merger.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of IIBK common stock became entitled to receive, for each share of IIBK common stock issued and outstanding immediately prior to the Effective Time, 0.50 shares of First Interstate Class A common stock. No fractional shares of First Interstate Class A common stock were issued in the Merger. Any fractional share of First Interstate common stock will be paid at the rate of $40.67 per share.

At the Effective Time, each outstanding IIBK stock option was converted into the right to receive cash equal to the product of (1) the number of shares of IIBK common stock subject to the stock option and (2) the amount by which the value of the merger consideration exceeds the exercise price.

Based on the number of shares of IIBK common stock issued and outstanding immediately prior to the Effective Time, First Interstate is issuing approximately 4.0 million shares of First Interstate Class A common stock in connection with the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of First Interstate’s Current Report on Form 8-K filed on October 11, 2018 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 8, 2019, First Interstate issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits	Description

	99.1	Press Release dated April 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

Dated: April 8, 2019	By:	/s/ Kevin P. Riley
Kevin P. Riley
President and Chief Executive Officer